                                                                    EXHIBIT 10.8

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT ("Agreement") is entered into by and between Blade Internet Ventures Inc. ("Blade") and Hanover Capital Corp. ("Consultant") this 15th day of October 2001.

         WHEREAS, Blade is in need of consulting services and assistance relating to locating potential market makers to file the necessary paperwork in order for Blade to become publicly traded on the Electronic Bulletin Board.

         WHEREAS, Consultant has extensive experience in the area of equity markets and has numerous contacts in the investment industry; and

         WHEREAS, Blade desires to engage Consultant to provide advice and counsel regarding the above-referenced areas and Consultant desires to accept such engagement.

         NOW, THEREFORE, in consideration of mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.   SCOPE OF SERVICES.   Blade hires Consultant to provide
services in connection with the preparation and filing of a Form 15c2-11 and the submission of the Form 15c2-11 to interested broker-dealers for possible submission to the NASD in order for Blade's common stock to be traded on the Electronic Bulletin Board. Consultant shall assist Blade in responding to questions and inquiries from the NASD and broker-dealers regarding the information contained in the Form 15c2-11. Blade shall not provide trading or market support for Blade's securities once said stock is trading and its compensation is not based upon such support. The Consultant will not provide any financial public relations nor assist in the raising of capital or other financing for Blade under this Agreement.

         Consultant shall provide those services reasonably required to represent and assist Blade and shall take reasonable steps to keep Blade informed of its progress. Blade acknowledges that Consultant may provide services to other entities. Consultant agrees not to disclose or reveal any confidential or proprietary information it obtains as a result of its association with Blade to anyone outside Blade.

         SECTION 2.   COMPENSATION.   Consultant will be paid as follows:

         A.       $100,000 upon preparation of the Form 15c2-11 referred to in
                  Section 1 hereof.

         B. 300,000 shares with piggyback registration rights and WITHOUT ANTI-DILUTION RIGHTS, forthwith.

         SECTION 3.   TERMS OF AGREEMENT.   The Agreement will terminate once
the agreed upon services are provided.

         SECTION 4.   TERMINATION.   Blade or Consultant may terminate this
Agreement upon the giving of thirty (30) days advance written notice to the other party. Termination notwithstanding, Consultant shall still be entitled to be paid all amounts earned under this Agreement no later than the effective date of the termination if termination is due to Blade's failure to respond to requests for information or documentation in a timely fashion or if Blade fails to carry out its obligations and responsibilities under this Agreement.

         SECTION 5.   DESIGNATION AS INDEPENDENT CONTRACTOR.   It is hereby
understood and agreed that Consultant is an independent contractor of Blade and that neither Consultant nor Blade shall assume any liability whatsoever for activities or acts of the other, directly or indirectly. It is also hereby expressly acknowledged and agreed this engagement agreement in no way creates any joint venture or partnership between the parties hereto nor is consultant an agent for Blade. Consultant has no authority, express or implied, to bind Blade to any contracts or agreements.

         SECTION 6.   REPRESENTATIONS AND WARRANTIES.   It is expressly agreed
and understood by Blade that the Consultant will introduce Blade to certain broker-dealers that may be interested in filing a Form 211 on Blade's behalf so that Blade's common stock may be traded on the Electronic Bulletin Board. The ultimate decision of whether or not to file the 15c2-11 rests with each broker-dealer and not with the Consultant. Additionally, the ultimate decision as to whether or not Blade's stock can trade on the Electronic Bulletin Board rests with the NASD, not the Consultant or the broker-dealer. In addition, Blade represents and warrants as follows:

         A. Blade acknowledges that the Consultant recommended Blade to file the necessary forms with the SEC in order to become a reporting company so that Blade could trade on the OTC Electronic Bulletin Board.

         B. Blade acknowledges and agrees to promptly provide all necessary documents and information to Consultant and any other necessary parties in order to complete the Form 15c2-11 and to respond to any inquiries for information from the NASD or the broker-dealer in a prompt manner. Any delays in responding to requests for information will delay the trading of the Blade stock on the Electronic Bulletin Board.

         C. Blade represents and warrants that the Consultant has only been retained to provide the services contained herein and no other services have been offered nor agreed to.

         D. Blade represents and warrants that it understands that the ultimate decision regarding whether Blade's stock can be traded on the Electronic Bulletin Board rests with the broker-dealers and the NASD, that while Consultant will use its best efforts to help Blade achieve said listing, Consultant cannot guarantee that said listing will ultimately occur and Consultant's fee is not contingent upon listing in the Electronic Bulletin Board happening.

         E. Continued listing and stock performance is entirely up to Blade meeting its projections and successfully operating its company.

         SECTION 7.   MISCELLANEOUS.

         A. The validity and interpretation of this Agreement and each clause and part thereof shall be governed by and construed in accordance with the laws and regulations of the State of Colorado.

         B. Any consent required under this Agreement shall not be unreasonably withheld.

         C. Any notices required under this Agreement shall be deemed to be in compliance if transmitted via facsimile to the principal place of business of either party hereto or if mailed, certified mail, return receipt requested.

         D. This Agreement is the entire agreement of the parties and shall supersede any previously executed agreements between the parties relating to the subject matter whereof. Any amendments to this Agreement must be in writing and signed by the authorized representatives of all parties.

         E. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party.

         F. Throughout this Agreement, the singular shall include the plural, the plural shall include the singular, the masculine and the neuter shall include the feminine, wheresoever the context so requires.

         G. If any provisions of this Agreement are declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. Such remaining provisions shall be fully severable and this Agreement shall be construed as if such invalid provisions had never been inserted in this Agreement.

         H. Further Instruments. The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonably necessary to carry the intent of this Agreement into full force and effect.

         I. This Agreement supersedes and replaces all previous agreements between the parties hereto.

                  IN WITNESS WHEREOF, the parties have set their hands and seals the day first hereinabove written.

                                       Blade Internet Ventures Inc.



                                       By:
                                          -------------------------------------
                                          Frank Anderson, President


                                       Hanover Capital Corp.



                                       By:
                                          -------------------------------------
                                          James E. Hock, President